EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Pacific Ethanol, Inc.

Sacramento, California

We consent to the incorporation by reference in Registration Statements (Nos. 333-137663, 333-123538, 333-169002, 333-176540, 333-185884 and 333-189478) on Form S-8 and (Nos. 333-178685 and 333-180731) on Form S-3 of Pacific Ethanol, Inc. of our report dated March 31, 2014 relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Pacific Ethanol, Inc. for the year ended December 31, 2013.

/s/ HEIN & ASSOCIATES LLP

Irvine, California

March 31, 2014